Agreement

Party A: Yaboo Agriculture (Taizgou) Co, Ltd
Legal Representative: Baoguo Jiang

Party B: Hailing Modern Agricultural Demonstration Zone Administration Office.
Legal Representative: Rugui Lin

 Through friendly negotiation, both Parties agree on the following:

A.	Defined Objective

1.	Party A will transfer the Qilin Bay Restaurant to Part B, operational 3000 sq meters.

2.	Party A will transfer all fixtures, space, equipment, and tools to Party B (see List)

B.	Term

From February 2012 to August 31, 2014.

C.	Payment

1.	Qilin Bay Restaurant’s lease payment will be re-negotiated By Party B with Taizhou Sunny Agriculture Development Co.; Ltd.

2.	Other Expense: Party B will be responsible for management fee, utilities, taxes, disposal, and all operational cost related to restaurant operation.

D.	Part A’s Responsibility

1.	Party A will transfer all Qilin Bay Restaurant’s license, seals, and all other approvals to Party B, to ensure Party B’s independent operation;

2.	Party A will provide restaurant operational space, equipment, tools (see List)

3.	Party A will have right to inspect the restaurant’s quality, safety, price and services.

E.	Party B’s Responsibility

1.	Party B will be responsible for the restaurant operation, and accept local government’s inspection and supervision.

2.	Party B will be responsible for the restaurant’s equipment and fixtures maintenance and repair;

3.	Timely make payment

4.	Party A will be responsible for the liabilities incurred prior this Agreement; Party B will be full responsible for the liabilities incurred after this Agreement.

5.	Party B will be responsible for all restaurant employees’ insurance, health, accident and injury, safety, and benefit.

F.	Default

1.	The Agreement will not be terminated; if defaulted, the defaulted Party will pay the penalty to another Party. The termination of the Agreement will be treated as default.

2.	Party A will not terminate the Agreement. If Party A want to terminate, Party A must give 3 month writing notice to Party B. After termination, Party A will pay Party B the penalty deposit;

3.	Within the period of this Agreement, Party A will be not responsible for Party B’s liability.

G.	Amendment

This Agreement may be amended from time to time by supplement agreement.

H.	Irresistible Force

If there is any irresistible force which result in delaying or cannot execute this Agreement, one party must inform another party within 3 days in writing.

I.	Arbitrary

If there is any dispute, both parties may discuss to resolve issues.  If not, either Party may file petition to local Chinese court.

J.	Effective

The Agreement will be effective after both Party’s signature plus seals

K.	Other

This Agreement executed in 3 copies, with equal legal right.

Party A:	Baoguao Jiang
Signature and seal

Party B:	Rugui Lin
Signature and seal